Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-53914, 333-91899, 333-68887 and 333-71713) and
on Form S-8 (No. 333-79533,  333-42465,  333-68447,  333-58691 and 333-52697) of
Level 3 Communications, Inc. of our report dated March 1, 2002, except for Notes 13 and 20 as to which the date is March 25, 2002, relating to the financial statements and financial statement schedules of RCN Corporation and Subsidiaries as of December 31, 2001 and 2000, and for each of the three years ended December 31, 2001, which is incorporated by reference in this Form 10-K/A-1


                                                 /s/ PricewaterhouseCoopers LLP

 Philadelphia, Pennsylvania
 April 2, 2002